UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   October 14, 2009

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 14, 2009, our board of directors made certain changes to our executive management team.  D. Mark Leland, currently Executive Vice President and Chief Financial Officer, will remain Executive Vice President of El Paso and will become President of our Midstream Group.  Mr. Leland will continue in his current capacity and as our principal financial officer through the filing of the third quarter Form 10-Q in early November.

John R. Sult will be appointed Chief Financial Officer, and will serve as El Paso’s principal financial officer, effective following the filing of the third quarter Form 10-Q. Mr. Sult, age 50, has been Senior Vice President and Controller of El Paso and Senior Vice President and Chief Financial Officer of El Paso’s Pipeline Group since November 2005. He served as Controller of the Pipeline Group from November 2005 to October 2009. Mr. Sult has been Senior Vice President, Chief Financial Officer and Controller of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P., our master limited partnership, since August 2007, and has served as a director of the general partner since June 2009. Mr. Sult was Vice President and Controller for Halliburton Energy Services from August 2004 to October 2005. From December 2002 to July 2004, Mr. Sult provided finance and accounting advisory services to energy companies as an independent consultant. He served as an audit partner for Arthur Andersen LLP from September 1994 to December 2002.

Our press release announcing these management changes is attached as Exhibit 99.A.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.A	Press Release dated October 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated:  October 19, 2009

  EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated October 19, 2009.